Evolus Reports First Quarter 2023 Results
and Provides Business Update
•Q1 2023 Net Revenue of $41.7 Million, Up 23% from Q1 2022
•Reaffirms Full-Year 2023 Net Revenue Guidance of $180 to $190 Million
•Raises 2028 Revenue Outlook from $500 Million to $700 Million Driven by Addition of Evolysse™ Dermal Filler Line Representing a 29% CAGR
•Fully Funded to Profitability, Including the Dermal Filler Investment, by Utilizing Remaining $50 Million of Pharmakon Credit Facility

NEWPORT BEACH, Calif., May 9, 2023 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the first quarter ended March 31, 2023 and provided a business update.
“Following a record 2022, Evolus is off to a strong start to the year, reporting 23% revenue growth in the first quarter and continued market share gains in what continues to be a healthy aesthetic neurotoxin market,” said David Moatazedi, President and Chief Executive Officer. “During the quarter, we continued to experience strength in consumer demand as evidenced by an increase of more than 60,000 new members and an all-time high number of redemptions in our Evolus Rewards loyalty program, demonstrating sustained brand loyalty to Jeuveau®. This demand, coupled with robust new account additions and a co-branded media program that continues to generate higher growth rates among our existing customers, all drove a revenue growth rate multiples above the industry pace.”
Moatazedi continued, “Earlier this year we guided to $500 million revenue in 2028 based on the continued above-market performance of Jeuveau® in the U.S. and international expansion of Nuceiva®. Today, we announced the addition of the Evolysse™ line of dermal filler products, which expands our addressable market in the U.S. by 70%1, giving us the confidence to raise our 2028 revenue outlook to $700 million.”
First Quarter 2023 Highlights and Recent Developments
•The company’s key sales and marketing metrics demonstrated continued strong momentum during the first quarter.
◦Evolus added more than 600 new customer accounts in the quarter, bringing the total number of customers purchasing since launch to more than 10,000. The reorder rate among customers remains above 70%.2
◦Enrollment in the Evolus Rewards consumer loyalty program grew by more than 60,000 members to 570,000.3
◦Total redemptions for the quarter hit an all-time high of nearly 140,000 as existing users continued to return for repeat treatments of Jeuveau® at a rate of 60%, demonstrating sustained brand loyalty.
•Evolus continued to broaden its international presence beyond Canada and Great Britain with the recently announced launch of Nuceiva® in Germany and Austria.
First Quarter 2023 Financial Results

•Total net revenues for the first quarter of 2023 increased 23% to $41.7 million from $33.9 million in the first quarter of 2022 driven primarily by higher volumes of Jeuveau® and a modestly higher average selling price.
•Gross profit margin and adjusted gross profit margin were 69.1% and 70.9%, respectively. Adjusted gross profit margin, which excludes amortization of intangible assets, was in line with company guidance.
•Operating expenses for the first quarter of 2023 were $53.8 million compared to $54.3 million in the fourth quarter of 2022.
•Non-GAAP operating expenses for the first quarter of 2023 were $35.5 million compared to $35.7 million in the fourth quarter of 2022. Non-GAAP operating expenses exclude product cost of sales, stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Loss from operations was $12.0 million in the first quarter of 2023 compared to $10.6 million in the fourth quarter of 2022. Non-GAAP loss from operations in the first quarter of 2023 was $5.9 million compared to $5.4 million in the fourth quarter of 2022. Non-GAAP loss from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Cash and cash equivalents at March 31, 2023 were $31.5 million, compared to $53.9 million at December 31, 2022. For the first quarter of 2023, net cash used for operating activities was $20.6 million, which included the final settlement payment of $5.0 million under the Medytox Settlement Agreement. Net cash used for operating activities in the first quarter of 2023 was lower than the first quarter of 2022, representing continued progress toward cash flow breakeven. Managing operating expenses and cash remain high priorities for the company.
Outlook
•Evolus continues to expect total net revenues for the full year 2023 to be between $180 million and $190 million, representing year-over-year growth of 21% to 28% and more than double the estimated growth rate of the aesthetic neurotoxin market. The company also assumes a return to industry seasonal revenue patterns.
•The company expects its adjusted gross profit margin for the full year 2023 to be between 68% and 71%.
•Evolus now expects its full-year non-GAAP operating expenses to be between $153 million and $158 million. The increase from previous guidance is related to the investments associated with the dermal filler launch including the up-front payment of €4.1 million as described in the terms of the distribution agreement.
•The company now expects to achieve positive non-GAAP operating income on a consolidated basis in 2025.
•The company is fully funded to profitability4, including the dermal filler investment, by utilizing the remaining $50 million tranche of its existing credit facility with Pharmakon Advisors.
•The company now projects its total net revenue can reach $700 million by 2028, a compound annual growth rate of 29%, based on the combination of its existing aesthetic neurotoxin business and anticipated launch of the Evolysse™ HA dermal filler product line beginning in 2025.
Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.
Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13737457. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.

About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to market conditions and consumer demand; financial and other benefits expected from the exclusive U.S. distribution rights for the Evolysse™ HA dermal filler product line; the company’s long-term revenue outlook and its financial outlook for 2023; and the company’s cash position and expectations for reaching profitability.
The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and EvolysseTM, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the EvolysseTM dermal filler product line in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the EvolysseTM dermal filler product line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 expected to be filed with the Securities and Exchange Commission on or about May 9, 2023. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP loss from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) the revaluation of contingent royalty obligations, (iii) stock-based compensation expense, and (iv) depreciation and amortization. Management believes that adjusted gross profit margin is an important measure for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit margin, non-GAAP operating expenses and non-GAAP loss from operations presented herein to gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin and non-GAAP operating expenses for full year 2023. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin or non-GAAP operating expenses because a reconciliation of such measures to GAAP gross profit margin, and GAAP operating expenses, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

1 Source: Medical Insights Dermal Filler Market Study, March 2023 (www.miinews.com), BCG Aesthetic Research presented at IMCAS 2023 and company estimates.
2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through March 31, 2023.
3 Represents cumulative statistics from the launch of Evolus Rewards in May 2020 through March 31, 2023.
4 Within this press release, “profitability” is defined as achieving positive non-GAAP operating income.

###

Investor Contact:
David K. Erickson
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

Media Contact:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Product revenue, net	$41,047	$33,226
Service revenue	674	682
Total net revenues	41,721	33,908

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	12,146	13,208
Selling, general and administrative	37,384	33,442
Research and development	1,381	468
Revaluation of contingent royalty obligation payable to Evolus Founders	1,648	1,316
Depreciation and amortization	1,202	922
Total operating expenses	53,761	49,356
Loss from operations	(12,040)	(15,448)
Other income (expense):
Interest income	99	—
Interest expense	(2,789)	(2,048)
Other expense, net	(38)	(7)
Loss before income taxes:	(14,768)	(17,503)
Income tax expense (benefit)	23	(2)
Net loss	$(14,791)	$(17,501)
Other comprehensive loss:
Unrealized loss, net of tax	(79)	(103)
Comprehensive loss	$(14,870)	$(17,604)
Net loss per share, basic and diluted	$(0.26)	$(0.31)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	56,476	55,731

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	March 31, 2023	December 31, 2022
Cash and cash equivalents	$31,463	$53,922
Accounts receivable, net	23,455	22,448
Inventories	23,418	18,852
Prepaid expenses and other current assets	5,749	5,580
Total current assets	84,085	100,802
Noncurrent assets	76,150	77,181
Total assets	$160,235	$177,983
Accounts payable and accrued expenses	$32,294	$33,729
Accrued litigation settlement	—	5,000
Other current liabilities	8,384	7,780
Total current liabilities	40,678	46,509
Term loan, net of discount and issuance costs	72,046	71,879
Other noncurrent liabilities	40,562	41,096
Total liabilities	$153,286	$159,484
Total stockholders’ equity	$6,949	$18,499

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023		2022
Net cash used in:
Operating activities	$(20,587)	*	$(38,199)	*
Investing activities	(511)		(261)
Financing activities	(1,282)		(1,022)
Effect of exchange rates on cash	(79)		(103)
Change in cash and cash equivalents	(22,459)		(39,585)
Cash and cash equivalents, beginning of period	53,922		146,256
Cash and cash equivalents, end of period	$31,463		$106,671

*Includes a settlement payment of $5.0 million and $15.0 million to Allergan/Medytox in the three months ended March 31, 2023 and 2022, respectively.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Total net revenues	$41,721	$33,908
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	12,146	13,208
Amortization of distribution right intangible asset	739	739
Total cost of sales	12,885	13,947
Gross profit	28,836	19,961
Gross profit margin	69.1%	58.9%
Add: Amortization of distribution right intangible asset	739	739
Adjusted gross profit	$29,575	$20,700
Adjusted gross profit margin	70.9%	61.0%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2023	2022	2022
GAAP operating expense	$53,761	$49,356	$54,283
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	12,146	13,208	13,370
Revaluation of contingent royalty obligation	1,648	1,316	1,809
Stock-based compensation:
Included in selling, general and administrative	3,167	2,914	2,329
Included in research and development	127	45	83
Depreciation and amortization	1,202	922	1,027
Non-GAAP operating expense	$35,471	$30,951	$35,665

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended March 31,		Three Months Ended December 31,
	2023	2022	2022
GAAP (loss) from operations	$(12,040)	$(15,448)	$(10,637)
Adjustments:
Revaluation of contingent royalty obligation	1,648	1,316	1,809
Stock-based compensation:
Included in selling, general and administrative	3,167	2,914	2,329
Included in research and development	127	45	83
Depreciation and amortization	1,202	922	1,027
Non-GAAP (loss) from operations	$(5,896)	$(10,251)	$(5,389)